                                                                          EX-3.1

                           ARTICLES OF INCORPORATION
                                      OF
                             PAGE BANKSHARES, INC.


1.   The name of the corporation is: PAGE BANKSHARES, INC.

2. The purpose of the corporation is to conduct any business not required to be specifically stated herein.

3. The corporation shall have authority to issue 25,000 shares of the par value of $10 each.

4. No stockholder shall have the preemptive right to subscribe to additional shares of capital stock of the corporation or to securities convertible into such shares or to options, warrants or rights to subscribe to such shares.

5. The initial number of the Directors shall be nine. Their names and addresses are:

                  NAMES                     ADDRESSES

                  Louis Bosley              P.O. Box 188,
                                            Stanley, VA 22851

                  Roy W. Comer              Route 1, Box 256,
                                            Shenandoah, VA 22849

                  S. Aylor Grubbs           P.O. Box 76,
                                            Stanley, VA 22851

                  H. Wilson Kite, Sr.       Route 1, Box 114,
                                            Shenandoah, VA 22849

                  Douglas C. Will           P.O. Box 28,
                                            Luray, VA 22835

                  R. Harry Long             Route 2, Box 90,
                                            Luray, VA 22835

                  Hubert L. Roller          P.O. Box 67,
                                            Stanley, VA 22651

                  Thomas R. Rosazza         P.O. Box 297,
                                            Shenandoah, VA. 22849

                  C. Gaylon Waters          Route 1, Box 391
                                            Stanley, VA 22851

6. The initial registered office of the corporation shall be located at Main Street, (P.O. Box 10), Stanley, Virginia 22851, in the County of Page and the initial registered agent shall be C. Gaylon Waters, who is a resident of Virginia and a Director of the corporation and whose business address is Main Street, (P.O. Box 10), Stanley, Virginia 22851.

7. No Director of the corporation shall be removed from his office as a Director except by the affirmative vote of the holders of 80 percent of the shares of the corporation's capital stock, issued, outstanding and entitled to vote.

8. Except as set forth below, the affirmative vote of holders of 80 percent of the shares of the corporation's capital stock, issued, outstanding, and entitled to vote shall be required to approve any of the following:

     (a) any merger or consolidation of the corporation with or into any other corporation; or

     (b) any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the corporation pursuant to a vote of shareholders; or

     (c) any issuance of shares of the corporation that results in the acquisition of control of the corporation by any person, firm or corporation or group of one or more thereof that previously did not control the corporation; or

     (d) any sale, lease, exchange, mortgage, pledge or other transfer, in one transaction or a series of transactions, of all, or substantially all, of the assets of the corporation to any other corporation, person, or entity; or

     (e) the adoption of a plan for the liquidation or dissolution of the corporation proposed by any other corporation, person or entity; or

     (f) any proposal in the nature of a reclassification or reorganization that would increase the proportionate voting rights of any other corporation, person or entity; or

     (g) any transaction similar to, or having similar effect as, any of the foregoing transactions.

     If, in any such case, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 5 percent of the shares of capital stock of the corporation issued, outstanding and entitled to vote.

     If any of the transactions identified above in this Section 8 is with a corporation, person or entity that is not beneficial owner directly or indirectly, of more than 5 percent of the shares of capital stock of the corporation issued, outstanding and entitled to vote, then the affirmative vote of holders of more than two-thirds of the shares of the corporation's capital stock issued, outstanding and entitled to vote shall be required to approve any of such transactions.

     The Board of Directors of the corporation shall have the power and duty to determine, for purposes of this Section 8, on the basis of information known to the Board, if and when such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 5 percent of the shares of capital stock of the corporation issued, outstanding and entitled to vote and/or if any transaction is similar to, or has a similar effect as, any of the transactions identified above in this Section 8. Any such determination shall be conclusive and binding for all purposes of this Section 8. The provisions of this Section 8 shall not apply to any transaction which is approved in advance by a majority of those Directors (a) who were Directors before the corporation, person or entity acquired beneficial ownership of 5 percent or more of the shares of capital stock of the corporation and who are not affiliates of such corporation, person or entity and (b) who became Directors at the recommendation of the Directors referred to in (a) above.

9. The Board of Directors of the corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the corporation, (b) merge or consolidate the corporation with another corporation, (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, or (d) engage in any transaction similar to, or having similar effects as, any of the foregoing transactions, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its shareholders, give due consideration to all-relevant factors, including without limitation the social and economic effects of the proposed transaction on the depositors, employees, suppliers, customers and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located, the business reputation of the other party, and the Board of Directors' evaluation of the then value of the corporation in a freely negotiated sale and of the future prospects of the corporation as an independent entity.

10. Each Director and officer shall be indemnified by the corporation against liabilities, fines, penalties and claims imposed upon or asserted against him (including amounts paid in settlement) by reason of having been such a Director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him in connection therewith, except in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of gross negligence or willful misconduct in the performance of his duty as such Director or officer.

     In the event of any other judgment against such Director or officer or in the event of a settlement, the indemnification shall be made only if the corporation shall be advised, in case none of the persons involved shall be or have been a Director of the corporation, by the Board of Directors, and otherwise by independent counsel to be appointed by the Board of Directors, that in its or his opinion such Director or officer was not guilty of gross negligence or willful misconduct in the performance of his duty, and, in the event of a settlement, that such settlement was or, if still to be made is, in the best interests of the corporation. If the determination is to be made by the Board of Directors, it may rely, as to all questions of law, on the advice of independent counsel. Every reference herein to Director or officer shall include every Director or officer or former Director or officer of the corporation and every person who may have served at its request as a Director or officer of another corporation in which the corporation owns shares of stock or of which it is a creditor or, in case of non-stock corporation, to which the corporation contributes and, in all of such cases, his executors and administrators. The right of indemnification hereby provided shall not be exclusive of any other rights to which any Director or officer may be entitled.

11. The provisions of Sections 7 through 11 of these Articles may not be amended, nor shall any amendment be adopted that is inconsistent with any of the provisions of such Sections 7 through 11 hereof except upon the affirmative vote of the holders of at least 80 percent of the share of the corporation's capital stock, issued, outstanding and entitled to vote.

     IN WITNESS WHEREOF, we have executed these Articles of Incorporation as Incorporators on this 25th day of October, 1983.

     Louis L. Bosley, Incorporator            Douglas C; Will, Incorporator
     P.O. Box 188,                            P.O. Box 28,
     Stanley, Virginia 22851                  Luray, Virginia 22835

     Roy W. Comer, Incorporator               R. Harry Long, Incorporator
     Route 1, Box 256,                        Route 2, Box 90,
     Shenandoah, Virginia 22849               Luray, Virginia 22835

     S. Aylor Grubbs, Incorporator            Hubert L. Roller, Incorporator
     P. O. Box 76,                            P.O. Box 67,
     Stanley, Virginia 22851                  Stanley, Virginia 22851

     H. Wilson Kite; Sr.; Incorporator
     Route 1, Box 114,
     Shenandoah, Virginia 22849

     Thomas R.  Rosazza, Incorporator
     P.O. Box 297,
     Shenandoah, Virginia 22849

     C. Gaylon Waters, Incorporator
     Route 1, Box 391,
     Stanley, VA 22851

                           COMMONWEALTH OF VIRGINIA
                         STATE CORPORATION COMMISSION
                            CLERK OF THE COMMISSION
                                P. O. BOX 1197
                                20 BANK STREET
                           RICHMOND, VIRGINIA 23209


                ARTICLES OF AMENDMENT OF PAGE BANKSHARES, INC.

                                      ONE

     The name of the corporation is Page Bankshares, Inc.

                                      TWO

     By unanimous resolution of the Board of Directors pursuant to the provisions of Section 13.1-706 of the Code of Virginia, 1950, as amended, the original Articles of Incorporation of Page Bankshares, Inc., which authorized the issuance of 25,000 shares of common stock at a par value of $10.00 each, are hereby amended to authorize the issuance of 37,500 shares of common stock at a par value of $10.00 each in order to permit a dividend of one share of common stock to be issued to each shareholder for every two shares of common stock being held and outstanding according to the corporate books as of December 31, 1988.

                                     THREE

     This Article of Amendment of the original Articles of Incorporation of Page Bankshares, Inc. was adopted by the unanimous vote of the Board of Directors on the 26th day of January, 1989, and the Certificate of Amendment shall become effective as of the date of: issuance by the Commission.

     The undersigned chairman of the Board of Directors hereby certifies and declares that the facts herein contained are true are correct as of this 15/th/ day of February, 1989.

                                     PAGE BANKSHARES, INC.


                                     By: DOUGLAS C. WILL, CHAIRMAN
                                         --------------------------
                                         Douglas C. Will, Chairman
                                         Board of Directors of
                                         Page Bankshares, Inc.

                           COMMONWEALTH OF VIRGINIA
                         STATE CORPORATION COMMISSION
                            CLERK OF THE COMMISSION
                                 P.O. BOX 1197
                                20 BANK STREET
                           RICHMOND, VIRGINIA 23209


                ARTICLES OF AMENDMENT OF PAGE BANKSHARES, INC.

                                      ONE

     The name of the corporation is PAGE BANKSHARES, INC.

                                      TWO

     By unanimous resolution of the Board of Directors pursuant to the provisions of Section 13.1-706 (3) of the Code of Virginia, 1950, as amended, the Articles of Incorporation of Page Bankshares, Inc., which authorized the issuance of, 37,500 shares of common stock at a par value of $10.00 each, are hereby amended to authorize the issuance of 75,000 shares of common stock at a par value of $10.00 each in order to permit a dividend on one share of common stock to be issued to each shareholder for every one share of common stock being held and outstanding according to the corporate books as of December 31, 1992.

                                     THREE

     This Article of Amendment of the Articles of Incorporation of Page Bankshares, Inc. was adopted by the unanimous vote of the Board of Directors on the 8th day of April, 1993, and the Certificate of Amendment shall become effective as of the date of issuance by the Commission.

     The undersigned Chairman of the Board of Directors hereby certifies and declares that the facts herein contained are true and correct as of this 8th day of April, 1993.

                                     PAGE BANKSHARES, INC.

                                     By: DOUGLAS C. WILL, CHAIRMAN
                                         --------------------------
                                         DOUGLAS C. Will, Chairman
                                         Board of Directors of
                                         Page Bankshares, Inc.

                           COMMONWEALTH OF VIRGINIA
                         STATE CORPORATION COMMISSION

                                April 23, 1993



     The State Corporation Commission has found the accompanying articles submitted on behalf of

                             PAGE BANKSHARES, INC.

to comply with the requirements of law, and confirms payment of all related fees.

     Therefore, it is ORDERED that this

                           CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective April 23, 1993 at 2:35 PM.

     The corporation is granted the authority conferred on it by law in accordance with the articles, subject the conditions and restrictions imposed by law.

                                        STATE CORPORATION COMMISSION



                                        By

                                                    Commissioner

                           COMMONWEALTH OF VIRGINIA
                         STATE CORPORATION COMMISSION
                            CLERK OF THE COMMISSION
                                 P.O. BOX 1197
                                20 BANK STREET
                           RICHMOND, VIRGINIA 23209

                ARTICLES OF AMENDMENT OF PAGE BANKSHARES, INC.


                                      ONE

         The name of the corporation is PAGE BANKSHARES, INC.

                                      TWO

         The Articles of Incorporation are amended as follows.

         A. The number of shares of common stock that the corporation is authorized to issue is increased from seventy five thousand shares to two million shares.

         B. The par value of each share of common stock is decreased from ten dollars ($10.00) per share to one dollar ($1.00) per share.

         C. The Board of Directors of the corporation shall be composed of nine Directors and the Board shall be divided into three classes, a first class, second class and third class with three Directors in each class. The initial term of office of the Directors of the first class shall expire at the annual meeting of stockholders one year after their election under these amended articles; the term of office of Directors of the second class shall expire at the annual meeting of stockholders two years after their election under these amended articles; and the initial term of the third class of Directors shall expire at the annual meeting of stockholders three years after their election under these amended articles. Following their aforesaid initial terms under these amended articles, each class of Directors shall thereafter be elected for a three year term.

                                     THREE

         The foregoing amendments were adopted on April 25, 1995.

                                      FOUR

         The foregoing amendments were proposed by the Board of Directors and submitted to the shareholders in accordance with Chapter Nine of Title 13.1 of the Code of Virginia.

         A. The corporation has only one class of stock and there are 63,238 shares of stock outstanding and entitled to vote on these amendments.

         B. 52,562 shares of stock were voted in favor of these amendments; 2,196 shares of stock were voted against these amendments.

                                     FIFTH

         The Certificate of Amendment shall become effective as of the date of issuance by the Commission.

         The undersigned President of Page Bankshares, Inc. hereby certifies and declares that the facts herein contained are true and correct as of this 2 day of May, 1995.


                                        PAGE BANKSHARES, INC.



                                        By: C. GAYLON WATERS
                                            ----------------
                                            C. Gaylon Waters, its President
                                            on behalf of the Corporation

                           COMMONWEALTH OF VIRGINIA
                         STATE CORPORATION COMMISSION
                         ARTICLES OF AMENDMENT TO THE

                           ARTICLES OF INCORPORATION

                                      OF

                             PAGE BANKSHARES, INC.

                                      ONE

         The name of the corporation is PAGE BANKSHARES, INC.

                                      TWO

         The articles of incorporation of the corporation are amended as follows:

         The par value of each share of common stock shall be reduced from One ($1.00) Dollar par value to Fifty Cents ($.50) par value.

                                     THREE

         The foregoing amendment was adopted on April 27, 1999.

                                     FOUR

         The amendment was adopted by unanimous consent of all the Directors of the Board of Directors of the corporation. Stockholder approval is not required pursuant to Virginia Code Section 13.1-706 (4).

         The undersigned, Thomas R. Rosazza, president of Page Bankshares, Inc., declares that the facts herein stated are true as of May 21, 1999.

                                      PAGE BANKSHARES, INC.



                                      By THOMAS R. ROSAZZA

                                         Thomas R. Rosazza, President

                                            Date. May 21, 1999

                           COMMONWEALTH OF VIRGINIA
                         STATE CORPORATION COMMISSION

                                 June 3, 1999

         The State Corporation Commission has found the accompanying articles submitted on behalf of

                             PAGE BANKSHARES, INC.

to comply with the requirements of law, and confirms payment of all related fees.

         Therefore, it is ORDERED that this

                           CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective June 3, 1999, at 11:21 AM.

         The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                      STATE CORPORATION COMMISSION


                                      BY

                                              Commissioner

                           COMMONWEALTH OF VIRGINIA
                         STATE CORPORATION COMMISSION

                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION

                                      OF

                             PAGE BANKSHARES, INC.

                                      ONE

         The name of the corporation is PAGE BANKSHARES, INC.

                                      TWO

         The articles of incorporation of the corporation are amended as follows:

         (A) The name of the corporation is changed to PIONEER BANKSHARES, INC.

         (B) The number of shares the corporation is authorized to issue is increased to Five Million (5,000,000) shares of common stock.

                                     THREE

         The foregoing amendments were adopted on June 8, 1999.

                                     FOUR

         The amendments were proposed by the Board of Directors and submitted to the shareholders in accordance with Chapter 9 of Title 13.1 of the Code of Virginia. The corporation has only one class of stock, and that class has 1,184540 shares outstanding and entitled to vote of these amendments. 1,000,599 shares were voted in favor of the adoption of the name change amendment and 11,588 shares were voted against its adoption. 887,479 shares were voted in favor of the adoption of the increase in the number of authorized shares to five million shares and 123,546 shares voted against its adoption. Accordingly the amendments were duly adopted by the shareholders of the corporation.

         The undersigned, Thomas R. Rosazza, president of Page Bankshares, Inc., declares that the facts herein stated are true as of June 21, 1999.

                                            PAGE BANKSHARES, INC

                                            By THOMAS R. ROSAZZA

                                               Thomas R. Rosazza, President

                                               Date June 21, 1999

                           COMMONWEALTH OF VIRGINIA
                         STATE CORPORATION COMMISSION

                                 July 8, 1999

         The State Corporation Commission has found the accompanying articles submitted on behalf of

            PIONEER BANKSHARES, INC. (formerly PAGE BANKSHARES, INC.)

to comply with the requirements of law, and confirms payment of all related fees.

         Therefore, It is ORDERED that this

                           CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission effective July 6.1999, at 02:48 PM.

         The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

                                            STATE CORPORATION COMMISSION

                                            By

                                                  Commissioner